Exhibit 21
SINCLAIR, INC.
List of Subsidiaries as of February 29, 2024

Sinclair Ventures, LLC

Keyser Capital, LLC (Maryland)

Keyser Capital II, LLC (Maryland)

SBG Gaming, LLC (Delaware)

Sinclair Investment Group, LLC (Maryland)
Sinclair-CVP, LLC (Maryland) *

The Tennis Channel Holdings, Inc. (Delaware)
The Tennis Channel, LLC (Delaware)

Compulse Enterprises, Inc.
Sinclair Digital Agency, LLC (Maryland)

Sinclair Broadcast Group, LLC

Sinclair Television Group, Inc. (Maryland)

KDSM, LLC (Maryland)

Sinclair Television of Bakersfield, LLC (Delaware)

Action TV, LLC (Nevada)

Chesapeake Media I, LLC (Nevada)
KAME, LLC(Nevada)
KENV, LLC (Nevada)
KRNV, LLC (Nevada)
KRXI, LLC (Nevada)
KVCW, LLC (Nevada)
KVMY, LLC (Nevada)

Perpetual Corporation (Delaware)
Sinclair Television Stations, LLC (Delaware)
KATV, LLC (Delaware)
KTUL, LLC (Delaware)
Harrisburg Television, Inc. (Delaware)
ACC Licensee, LLC (Delaware)

Sinclair Acquisition VII, Inc. (Maryland)

Sinclair Acquisition VIII, Inc. (Maryland)

Sinclair Acquisition IX, Inc. (Maryland)

Sinclair Communications, LLC (Maryland)

Illinois Television, LLC (Maryland)
Sinclair Television of Illinois, LLC (Nevada)

KOKH LLC, (Nevada LLC)

Milwaukee Television, LLC (Wisconsin)

San Antonio Television, LLC (Delaware)

Sinclair Media III, Inc. (Maryland)

Sinclair Escrow, LLC (Maryland)

Sinclair Properties, LLC (Virginia)

Sinclair Television of El Paso, LLC (Delaware)

WGME, Inc. (Maryland)

WRDC, LLC (Nevada)

WSMH, Inc. (Maryland)

WUCW, LLC (Maryland)

Chesapeake Television Licensee, LLC (Maryland)

Sinclair Digital Group, LLC (Maryland)
Sinclair Digital News, LLC (Maryland)

Sinclair Media VI, Inc. (Delaware)

Sinclair Networks Group, LLC (Maryland)

Sinclair Programming Company, LLC (Maryland)

Sinclair Television of Fresno, LLC (Delaware)

Sinclair Television of Omaha, LLC (Delaware)

Sinclair Television of Seattle, Inc. (Washington)
Fisher Properties, Inc. (Washington)
Fisher Mills, Inc. (Washington)
Sinclair Television Media, Inc. (Washington)
Sinclair Broadcasting of Seattle, LLC (Delaware)
Sinclair Media of Boise, LLC (Delaware)
Sinclair Television of Portland, LLC (Delaware)
Sinclair Television of Oregon, LLC (Delaware)
Sinclair Radio of Seattle, LLC (Delaware)
Sinclair Media of Seattle, LLC (Delaware)
Sinclair Media of Washington, LLC (Delaware)
Sinclair Television of Washington, Inc. (Washington)

TBD TV, LLC (Nevada LLC)

* Not a wholly owned subsidiary.